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                                                                EXECUTION COPY
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                                OPTION AGREEMENT

            OPTION AGREEMENT, dated as of February 4, 2000 (this "Agreement"),
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in favor of BCE EMERGIS, INC., a corporation organized under the laws of Canada
("Parent") and JETCO INC., a Delaware corporation and a wholly owned subsidiary
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of Parent ("Subsidiary"), granted by Thomas L. Blair, Chairman and Co-Chief
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Executive Officer of the Company ("TLB") and Edward S. Civera, President and
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Co-Chief Executive Officer of the Company ("ESC");
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            WHEREAS, Parent, Subsidiary and United Payors & United Providers,
Inc., a Delaware corporation (the "Company") propose to enter into an Agreement
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and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used and not
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otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of Subsidiary with and into the Company (the "Merger"); and
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            WHEREAS, TLB has the right to purchase at any time, and is obligated to purchase on or before February 25, 2003, 4,500,000 shares (the "Trust
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Shares") of the Company common stock, par value $.01 per share (the "Shares"),
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from Independent Divestment Trust (the "Trust") under that certain Securities
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Purchase Agreement (the "SPA") by and between the Trust and TLB dated as of
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February 25, 1999.

            WHEREAS, Capital Z Financial Services Fund, II, L.P. ("Capital Z")
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has an option from TLB to purchase 2,250,000 Shares from TLB (the "Capital Z
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Option");
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            WHEREAS, ESC has employee stock options under the Company's 1996
Stock Option Plan (the "ESC Stock Options") to purchase 640,625 Shares (the
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"Executive Shares"), which such ESC Stock Options are exercisable at any time by
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ESC upon payment of the exercise price for such ESC Stock Options;

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

            1.   Exercise of Capital Z Option. In the event that Capital Z
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notifies TLB of its exercise of the Capital Z Option, TLB, in his capacity as a stockholder of the Company, shall exercise his right to purchase Shares under the Trust and shall deliver 2,250,000 Shares to Capital Z from the Trust Shares. TLB shall notify Parent and Subsidiary of any such notice of exercise of the Capital Z Option.

            2.   Trust Option. (a) Subject to the provisions of this Section 2,
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TLB grants to Parent and Subsidiary an irrevocable option (the "Trust Option")
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to require TLB to purchase 2,250,000 Trust Shares, at the price per Share set forth in the SPA. The Trust Option may be exercised by Parent or Subsidiary, in whole or in part, at any time and from time to time by delivery of written notice during the period commencing on the date of exercise of the Capital Z Option and ending on the date of the first to occur of (i) the Effective Time and (ii) (A) 180 days after the termination of the Merger Agreement in case of termination pursuant to Sections 8.01(d) or 8.01(e) of the Merger Agreement, or
(B) on the date of termination in the case of termination of the Merger
Agreement for any other reason (the "Trust Exercise Period").
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            (b) If Parent wishes to exercise the Trust Option, Parent shall send a written notice at any time during the Trust Exercise Period to TLB of its intention to exercise the Trust Option, specifying the total number of the Trust Shares that TLB shall be required to purchase. Following receipt of notice from Parent, TLB shall promptly notify Parent in writing of the purchase price per Share (the "Purchase Price"). TLB shall not be obliged to purchase such Trust
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Shares unless Parent makes available by way of loan to TLB the cash funds sufficient to satisfy the aggregate Purchase Price for such Trust Shares.


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            (c)   The closing of the purchase of such Trust Shares (the "Trust
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Closing") shall occur within five business days of the date on which Parent
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delivers a written notice to TLB specifying the number of Trust Shares to be purchased by TLB. At the Trust Closing Parent shall advance to TLB, by way of loan, cash in an amount equal to the product obtained by multiplying (i) such number of the Trust Shares as to which the Trust Option is exercised and (ii) the Purchase Price per Trust Share (such cash amount being, the "TLB Loan"). The
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TLB Loan, together with accrued and unpaid interest thereon calculated at a rate of seven percent per annum, shall be repaid prior to the earlier of (x) the Closing (as defined in the Merger Agreement) and (y) the termination of the Merger Agreement.

            (d) At the Trust Closing, as collateral security for the prompt payment in full when due of the obligations of TLB to repay the TLB Loan, TLB shall pledge and grant to Parent a first priority security interest in all of TLB's right, title and interest in and to the Trust Shares purchased at the Trust Closing.

            3.    Executive Option. (a) ESC grants to Parent and Subsidiary an
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irrevocable option (the "Executive Option") to require ESC to purchase 640,625
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Executive Shares, at the price per Share set forth in the ESC Stock Options. The
Executive Option may be exercised by Parent or Subsidiary, in whole or in part, at any time and from time to time by delivery of written notice during the period commencing on the date of any Acquisition Proposal (as defined in the Merger Agreement) and ending on the date of the first to occur of (i) the Effective Time and (ii) (A) 180 days after the termination of the Merger Agreement in case of termination pursuant to Sections 8.01(d) or 8.01(e) of the Merger Agreement, or (B) on the date of termination in the case of termination of the Merger Agreement for any other reason (the "Trust Exercise Period").
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            (b)  If Parent wishes to exercise the Executive Option, Parent shall send a written notice at any time during the Trust Exercise Period to ESC of its intention to exercise the Executive Option, specifying the total number of Executive Shares that ESC shall be required to purchase. Following receipt of notice from Parent, ESC shall promptly notify Parent in writing of the Purchase Price. ESC shall not be obliged to purchase such Executive Shares unless Parent makes available by way of loan to ESC the cash funds sufficient to satisfy the aggregate Purchase Price for such Executive Shares and to pay any applicable taxes.

            (c) The closing of the purchase of such Executive Shares (the "Executive Closing") shall occur within five business days of the date on which
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Parent delivers a written notice to ESC specifying the number of Executive
Shares to be purchased by ESC. At the Executive Closing, Parent shall advance to ESC, by way of loan, cash in an amount equal to the product obtained by multiplying (i) such number of the Executive Shares as to which the Executive Option is exercised and (ii) the Purchase Price per Executive Share (such cash amount being, the "ESC Loan") PLUS an amount sufficient to pay any applicable
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taxes. The ESC Loan, together with accrued and unpaid interest thereon calculated at a rate of seven percent per annum, shall be repaid prior to the earlier of (x) the Closing (as defined in the Merger Agreement) and (y) the termination of the Merger Agreement.

            (d) At the Executive Closing, as collateral security for the prompt payment in full when due of the obligations of ESC to repay the ESC Loan, ESC shall pledge and grant to Parent a first priority security interest in all of ESC's right, title and interest in and to all of the Executive Shares purchased at the Executive Closing.

            4.  Transfer of Shares. Except as provided in Section 1, neither TLB
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nor ESC shall, directly or indirectly, (a) sell, pledge or otherwise dispose of or encumber any or all of the Trust Shares or the Executive Shares subject to the Trust Option and the Executive Option, respectively, (b) deposit any such Trust Shares or Executive Shares into a voting trust or enter into a voting agreement or arrangement with respect to any such Trust Shares or Executive Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any such Trust Shares or Executive Shares.

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            5. Voting of Shares. Each of TLB and ESC agree that any Trust Shares
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or Executive Shares purchased by TLB or ESC pursuant to this Agreement shall be subject to the obligations and restrictions set forth in the voting agreement, dated the date hereof, among TLB, ESC and certain other stockholders of the Company, in favor of Parent and Subsidiary.

            6.  Authorization. TLB and ESC each hereby represent and warrant and
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covenant to Parent as follows: (a) each of TLB and ESC has all legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by each of TLB and ESC and, assuming its due authorization, execution and delivery by each of Parent and Subsidiary, constitutes a legal, valid and binding obligation of such person, enforceable against TLB and ESC in accordance with its terms, (c) (i) TLB has taken all necessary action to authorize and permit granting the Trust Option and a first priority security interest to Parent in respect of any purchased Trust Shares pursuant to this Agreement and the grant of the Trust Option by TLB does not, and the exercise of the Trust Option by Parent will not, result in any breach under the SPA and (ii) ESC has taken all necessary action to authorize and permit granting the Executive Option and a first priority security interest to Parent in respect of any purchased Executive Shares pursuant to this Agreement and the grant of the Executive Option by ESC does not, and the exercise of the Executive Option by Parent will not, result in any breach under the ESC Stock Options.

            7.   Miscellaneous. If any term or other provision of this Agreement
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is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party; neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise); nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity; this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York and each of the parties to this Agreement consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.



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            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.





                                    /s/ Thomas L. Blair
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                                    THOMAS L. BLAIR




                                    /s/ Edward S. Civera
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                                    EDWARD S. CIVERA




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